DLH REPORTS FOURTH QUARTER AND FISCAL 2013 RESULTS

•	Company achieves FY2013 profitability goal

▪	Revenues grew 12.7% for the quarter and 8.8% for fiscal 2013 over prior year periods

▪	Gross profit grew 72.0% for the quarter and 34.0% for fiscal 2013 over prior year periods

▪	Income from operations grew for the third consecutive quarter

▪	Management initiative in FY2014 to expand business base

▪	Management to conduct conference call/webcast today, December 11, 2013, at 11:00 a.m. EST

Atlanta, Georgia – December 11, 2013 – DLH Holdings Corp. (NASDAQ: DLHC), a technical services provider to the Federal government in health, logistics, and contingency response announced today financial results for its fourth quarter and fiscal year ended September 30, 2013.

Table 1 - Financial Highlights

	For the Three Months Ended		For the Year Ended
	September 30,		September 30,
($ in thousands, except per share amounts)	2013	2012	2013	2012
Revenues	$14,045	$12,461	$53,506	$49,193
Gross profit	$1,964	$1,142	$7,499	$5,597
Gross profit %	14.0%	9.2%	14.0%	11.4%
Income (loss) from operations	$173	$(752)	$248	$(2,151)
Net income (loss)	$9	$(354)	$(159)	$(2,026)
Income (loss) per share - basic and diluted	$0.00	$(0.04)	$(0.02)	$(0.29)
Other Data
Adjusted EBITDA (1)	$238	$(676)	$575	$(1,678)

Management Discussion

Commenting on the Company’s results, President and Chief Executive Officer of DLH, Zach Parker stated: “Our fourth quarter and fiscal year 2013 met our overall goals and expectations, and we are pleased to report that the Company has posted positive net income for the quarter in addition to continued revenue growth. We believe that our fourth consecutive quarter of positive adjusted EBITDA is indicative of a sustainable trend.

The crowning event of our very successful fiscal year 2013 was the award in September of all seven contracts issued by the Department of Veterans Affairs for Consolidated Mail Outpatient Pharmacy (CMOP) logistics. With this award, DLH secured, for up to five years, its current contract base for the six regions it has previously supported. By adding the seventh region, DLH has become the exclusive provider of these mission critical services to the Veterans Health Administration.

The Company closed fiscal 2013 with a backlog of firm orders at $240 million, as well as a strong qualified pipeline of opportunities for potential revenue growth in the future. We believe that the markets we have targeted will enhance our ability to expand our business base, applying our operational expertise to secure contracts in adjacent markets. As always, we remain focused on long-term growth and improving shareholder value.”

Kathryn JohnBull, DLH CFO, added: “Our fiscal year 2013 results reflect our successful efforts to enhance shareholder value while continuing to deliver world-class support to our customers and partners. This quarter notably marks four consecutive quarters of revenue growth. Additionally, the Company’s fiscal year 2013 gross profit has increased 34.0% over the previous year, based on improved contract performance and sustained cost management.” The Company's cash flow from operations improved significantly during fiscal year 2013, increasing by $1.8 million due to our having achieved positive adjusted EBITDA and due to extraordinarily strong collections of accounts receivable.

While there are many risk factors that we continue to manage through, we believe we have refined our business model to support our ability to consistently deliver positive adjusted EBITDA. Therefore, we believe we are well-positioned to manage growth in fiscal 2014."
Results for Three Months Ended September 30, 2013

Revenues for the three months ended September 30, 2013 and 2012 were $14.0 million and 12.5 million, respectively, which represents an increase of $1.5 million or 12.7%, despite extended government delays in major awards. The increase in revenue is due primarily to expansion on current programs and small contract wins.

Gross profit for the three months ended September 30, 2013 and 2012 was $2.0 million and $1.1 million, respectively, which represents an increase of $0.9 million or 72.0%. As a percentage of revenue, gross profit was 14.0% and 9.2% for the three months ended September 30, 2013 and 2012, respectively. The gross profit rate benefited from improved contract performance and effective cost management.

G&A expenses, including severance in 2012, for the three months ended September 30, 2013 and 2012 were $1.8 million and $1.9 million, respectively, a reduction of $0.1 million or 5.2%.  As a percent of revenue, G&A expenses, including severance, were 12.6% and 14.9% for the three months ended September 30, 2013 and 2012, respectively. This 2.3% improvement was due principally to expense reduction initiatives.

Income from operations for the three months ended September 30, 2013 was $0.2 million as compared to loss from operations for the three months ended September 30, 2012 of $(0.8) million.  The $1.0 million improvement in income from operations results from increased revenue, improved contract performance, and decreased general and administrative expenses as described above.

Net income for the three months ended September 30, 2013 was $9 thousand, or $0.00 per basic and diluted share, as compared to net loss of $(354) thousand or $(0.04) per basic and diluted share for the three months ended September 30, 2012. This improvement is due primarily to increased revenue, improved contract performance, and constraints on spending as described in the preceding paragraphs.

Earnings (Loss) Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”(1)) for the three months ended September 30, 2013 was $238 thousand as compared to $(676) thousand for the three months ended September 30, 2012, due principally to the increased revenue and gross profit and reduced expenses described above.

Results for Year Ended September 30, 2013

Revenues for the fiscal years ended September 30, 2013 and 2012 were $53.5 million and $49.2 million, respectively, which represents an increase of $4.3 million or 8.8% over the prior fiscal year. The increase in revenues is due primarily to expansion in current programs, small contract awards, and the full year impact of new business awards during the prior year.
Gross profit for the fiscal years ended September 30, 2013 and 2012 was $7.5 million and $5.6 million, respectively, which represents an increase of $1.9 million or 34.0% over the prior fiscal year. Gross profit, as a percentage of revenue, was 14.0% and 11.4% for the fiscal years ended September 30, 2013 and 2012, respectively. Our fiscal 2013 gross profit benefited from increased revenue and improved contract performance.
G&A expenses, including severance in 2012, for the fiscal years ended September 30, 2013 and 2012 were $7.1 million and $7.6 million, respectively, representing a reduction of $0.5 million or 6.5% in fiscal 2013. As a percentage of revenue, G&A expenses, including severance, were 13.3% and 15.5% for fiscal years ended September 30, 2013 and 2012, respectively. This reduction of 2.2% reflects ongoing rigorous cost control and greater leverage of administrative resources as revenues grew.
Income from operations for the fiscal year ended September 30, 2013 was $0.2 million as compared to loss from operations for the fiscal year ended September 30, 2012 of $2.2 million. This represents an improvement of $2.4 million in results from operations, primarily due to increased revenue, improved contract performance, and stringent G&A cost control measures.
Net loss for the fiscal year ended September 30, 2013 was $(0.2) million, or $(0.02) per basic and diluted share, as compared to net loss of $(2.0) million, or $(0.29) per basic and diluted share, for the fiscal year ended September 30, 2012. This improvement of $1.8 million year over year is attributable to the aforementioned increased revenue, improved contract performance, and stringent G&A cost control measures.
Earnings (Loss) Before Interest Tax Depreciation and Amortization ("EBITDA") adjusted for other non-cash charges ("Adjusted EBITDA"(1)) for the year ended September 30, 2013 was $0.6 million as compared to ($1.7) million for the year ended September 30, 2012, due principally to increased revenue, improved contract performance, and reduced expenses described above.
Reconciliation of Adjusted EBITDA (a non-GAAP financial measure) to net income (loss)

(1)
We present Adjusted EBITDA as a supplemental non-GAAP measure of our performance. We define Adjusted EBITDA as net loss plus (i) interest and other expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses — equity grants. This non-GAAP measure of our performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. This non-GAAP financial measure is limited in its usefulness and should be considered in addition to, and not in lieu of, US GAAP financial measures. Further, this non-GAAP measure may be unique to the Company, as it may be different from the definition of non-GAAP measures used by other companies. A reconciliation of Adjusted EBITDA with net income (loss) is as follows:

	For the Three Months Ended		For the Year Ended
	September 30,		September 30,
($ in thousands)	2013	2012	2013	2012
Net income (loss)	$9	$(354)	$(159)	$(2,026)
(i) Interest and other expenses (net)	164	(398)	407	(125)
(ii) Provision for taxes	—	—	—	—
(iii) Amortization and depreciation	26	33	121	121
(iv) G&A expenses — equity grants	39	43	206	352
EBITDA adjusted for other non-cash charges	$238	$(676)	$575	$(1,678)

Conference Call and Webcast Details

Interested parties may participate in the conference call on Wednesday, December 11, 2013 at 11:00 AM EST by dialing 1-877-703-6104; international callers dial 1-857-244-7303 (passcode 77263882) approximately five to 10 minutes prior to the call. The conference call will also be available on replay starting at 3:00 PM ET on December 11, 2013 and ending on December 18, 2013. For the replay, please dial 1-888-286-8010 (passcode 91096465) or 1-617-801-6888 for international callers.

About DLH

DLH Holdings Corp. (Nasdaq: DLHC) serves clients throughout the United States as a technical services provider to the Federal government in health, logistics, and contingency response. Headquartered in Atlanta, GA the company was named as a Top 100 Public Company by Georgia Trend, and is a member of the National Defense Industrial Association.  DLH has over 1,100 employees working in 25 states throughout the country.  For more information, visit the corporate web site at www.dlhcorp.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. Such risks and uncertainties include, among other things our ability to secure contract awards, including the ability to secure renewals of contracts under which we currently provide services; our ability to enter into contracts with United States Government facilities and agencies on terms attractive to us and to secure orders related to those contracts; changes in the timing of orders for and our placement of professionals and administrative staff; the overall level of demand for the services we provide; the variation in pricing of the contracts under which we place professionals; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews; our ability to manage growth effectively; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); economic, business and political conditions domestically (including the impact of uncertainty regarding U.S. debt limits and actions taken related thereto); the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; the loss of key officers, and management personnel; the competitive environment for our services; the effect of recognition by us of an impairment to goodwill and intangible assets; other tax and regulatory issues and developments; the effect of adjustments by us to accruals for self-insured retentions; our ability to obtain any needed financing; and the effect of other events and important factors disclosed previously and from time-to-time in our filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2013. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements.

TABLES TO FOLLOW

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(unaudited)
	For the Three Months Ended
	September 30,
	2013	2012

REVENUES	$14,045	$12,461
DIRECT EXPENSES	12,081	11,319
GROSS PROFIT	1,964	1,142

GENERAL AND ADMINISTRATIVE EXPENSES	1,765	1,830
SEVERANCE	—	31
DEPRECIATION AND AMORTIZATION	26	33

Income (loss) from operations	173	(752)

OTHER INCOME (EXPENSE)
Interest expense, net	(43)	(52)
Amortization of financing costs	(31)	(52)
Change in value of financial instruments	(89)	3
Other income (expense), net	(1)	499
	(164)	398

Income (loss) before income taxes	9	(354)

INCOME TAX EXPENSE	—	—

NET INCOME (LOSS)	$9	$(354)

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Net income (loss) per share	$0.00	$(0.04)
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	9,318	9,306
WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	9,336	9,306

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Year Ended
	September 30,
	2013	2012

REVENUES	$53,506	$49,193
DIRECT EXPENSES	46,007	43,596
GROSS PROFIT	7,499	5,597

GENERAL AND ADMINISTRATIVE EXPENSES	7,130	7,361
SEVERANCE	—	267
DEPRECIATION AND AMORTIZATION	121	120

Income (loss) from operations	248	(2,151)

OTHER INCOME (EXPENSE)
Interest expense, net	(172)	(285)
Amortization of financing costs	(177)	(195)
Change in value of financial instruments	(42)	105
Other income (expense), net	(16)	500
	(407)	125

Loss before income taxes	(159)	(2,026)

INCOME TAX EXPENSE	—	—

NET LOSS	$(159)	$(2,026)

NET LOSS PER SHARE - BASIC AND DILUTED
Net loss per share	$(0.02)	$(0.29)
WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	9,310	7,026

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	September 30,
	2013	2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,408	3,089
Accounts receivable, net of allowance for doubtful accounts of $0 as of September 30, 2013 and September 30, 2012 (including unbilled receivables of $9.3 million)	11,943	13,028
Prepaid workers’ compensation	358	516
Other current assets	241	133
Total current assets	15,950	16,766

EQUIPMENT AND IMPROVEMENTS
Furniture and equipment	139	139
Computer equipment	126	126
Computer software	417	408
Leasehold improvements	24	24
	706	697
Less accumulated depreciation and amortization	(550)	(429)
Equipment and improvements, net	156	268

GOODWILL	8,595	8,595

OTHER ASSETS
Deposit for workers compensation insurance	1,030	730
Other assets	27	63
Total other assets	1,057	793

TOTAL ASSETS	$25,758	$26,422

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	September 30,
	2013	2012
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank loan payable	$951	$2,363
Current portion of capital lease obligations	22	51
Convertible debenture, net	340	—
Derivative financial instruments, at fair value	160	—
Accrued payroll (including $8.7 million related to unbilled receivables)	11,138	10,855
Accounts payable	370	655
Accrued expenses and other current liabilities	4,973	4,343
Total current liabilities	17,954	18,267

LONG TERM LIABILITIES
Convertible debenture, net	—	202
Derivative financial instruments, at fair value	—	119
Capital lease obligations	—	22
Other long term liability	20	62
Total long term liabilities	20	405

Total liabilities	17,974	18,672

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 9,320 at September 30, 2013 and 9,268 at September 30, 2012, outstanding 9,318 at September 30, 2013 and 9,266 at September 30, 2012	9	9
Additional paid-in capital	75,400	75,207
Accumulated deficit	(67,601)	(67,442)
Treasury stock, 2 shares at cost at September 30, 2013 and 2 shares at September 30, 2012	(24)	(24)
Total shareholders’ equity	7,784	7,750

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,758	$26,422

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer
Kathryn M. JohnBull, Chief Financial Officer
DLH
1776 Peachtree Street, NW
Atlanta, GA 30309
866-952-1647
www.investorrelations@dlhcorp.com
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